REVISED DRAFT--DECEMBER 21, 2002

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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         (as permitted by Rule 14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

          Proactive Asset Allocation Funds--Opti-flex Dynamic Fund

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PRELIMINARY COPY

[FORM OF PROXY CARD]

                  PROACTIVE ASSET ALLOCATION FUNDS

OPTI-FLEX DYNAMIC FUND

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

Jeffrey J. Unterreiner and Cynthia D. Stowers, or either of them, with power of substitution, are hereby authorized as proxies to represent, and to vote the shares of beneficial interest (the  "Shares") of OPTI-flex® DYNAMIC Fund (the "Fund"), the only series of Proactive Asset Allocation Funds (the "Trust"), owned by the undersigned shareholder(s) at the Special Meeting of Shareholders of the Fund to be held at 9:00 a.m. on Thursday, January 30, 2003 at 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 and at  any  adjournment  thereof.  The proxies are to vote the Shares of the undersigned as instructed below and in accordance with their judgment on all other matters which may properly come before the meeting. If no specification is made below, this proxy will be voted in favor of each listed proposal (including each nominee for Trustee).

       The Board of Trustees recommends voting for each Proposal.

1.   Election of Trustees of the Trust

         Nominees:  Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner

         For  All  Nominees  _______  Withhold  All  Nominees   ________

         Withhold  Those  Listed Below  ______

         Instruction:  To withhold  authority to vote for any  individual nominee,  please print his name below:

2.       Approval of a New Investment Advisory Agreement:

         For______                  Against______             Abstain______

Please sign and date this proxy and return it promptly in the enclosed envelope.

________________________________________         Dated____________________, 2003

________________________________________         Dated____________________, 2003

Joint Tenant (if any)

Please  check here ______ if you are  planning  to attend the Special  Meeting of

Shareholders.

Please  check here ______ if you have  comments  and please use the back of this form for your comments.

[NOTICE OF MEETING]

PROACTIVE ASSET ALLOCATION FUNDS

OPTI-FLEX DYNAMIC FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

JANUARY 7, 2003

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of PROACTIVE Asset Allocation Funds' OPTI-flex® DYNAMIC Fund (the "Fund"), a registered investment company, will be held at the offices of the Fund, 21 Hawk Ridge Circle, Lake Saint Louis, Missouri 63367 on Thursday, January 30, 2003 at 9:00 a.m., for the following purposes:

1. To elect a Board of Trustees

2. To consider and approve a new Investment Advisory Agreement between the Fund and PROACTIVE Financial Services, Inc.

         At such meeting, only shareholders of record at the close of business on January 3, 2003 will be entitled to vote.

You may attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience.

YOUR PARTICIPATION, IN PERSON OR BY PROXY, IS IMPORTANT.  BUSINESS MAY BE TRANSACTED ONLY IF A MAJORITY OF THE SHARES ENTITLED TO VOTE ARE PRESENT IN PERSON OR BY PROXY.

                                        By Order of the Board of Trustees

                                        Cynthia D. Stowers, Secretary

January 7, 2003

PROXY STATEMENT

SOLICITATION, REVOCATION AND VOTING OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Trustees of PROACTIVE Asset Allocation Funds (the "Trust") and its only series, OPTI-flex® DYNAMIC Fund (the  "Fund"), for use at a Special Meeting of shareholders (the "Meeting"), or any adjournment thereof, to be held at 9:00 a.m. on Thursday, January 30, 2003 at the Fund's offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  This proxy statement and the enclosed proxy card are expected to be mailed on or about January 7, 2003, to shareholders of record at the close of business on January 3, 2003 (the "Record Date"). On the Record Date, the Fund had outstanding shares of beneficial interest. Shareholders will be entitled to one vote on each matter for each share that they own on the Record Date.

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum and the presence of a quorum is necessary for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the meeting, but will be treated as votes not cast and, therefore, will not be counted in determining whether matters to be voted upon at the meeting have been approved.

The election of the nominees for Trustee  (Proposal 1) requires the affirmative vote of a majority of shares present at the meeting either in person or by proxy. The proposed agreement for investment advisory services between the Trust and PROACTIVE Financial Services, Inc. (the "New Adviser") (Proposal 2) requires approval by a "vote of a majority of the outstanding voting securities" of the Fund as defined in the Investment Company Act of 1940, as amended (the "1940 Act").  Under the 1940 Act, such approval means the affirmative vote at a meeting of shareholders of the lesser of (a) more than 50% of the Fund’s outstanding shares, or (b) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the Fund's outstanding shares are present in person or represented by proxy.

All shares represented by properly executed proxies, unless such proxies have been previously revoked, will be voted at the Meeting in accordance with the directions on the proxies.  A shareholder who executes and returns a proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Fund written notice of its revocation, sending the Fund a proxy with a later date, or voting in person at the meeting.  The cost of soliciting proxies, which is estimated at $250, is being paid by the New Adviser.  In addition to the solicitation by mail, officers of the Fund may ask shareholders in personal conversations or by telephone or telecopy to return proxies.

IN ORDER TO MINIMIZE PROXY SOLICITATION COSTS, IT IS REQUESTED THAT SHAREHOLDERS WHO WILL NOT ATTEND THE MEETING SIGN AND RETURN A PROXY AS EARLY AS POSSIBLE.

OWNERSHIP OF SHARES

Officers and Trustees of the Fund own approximately __% of the Fund’s outstanding shares.

Shareholders known by the Fund to own of record more than 5% of the outstanding shares of the Fund on the Record Date, and the percentage of the outstanding shares owned on that date, are listed below.

Name of Shareholder and Address            Amount of Shares Owned              Percentage of Outstanding Shares

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[Information to come]

(1) Indicates owner of record; the record owner is a registered broker-dealer and holds the shares listed for the benefit of certain of its customers, each of which beneficially owns a portion of such shares.

To the Fund’s knowledge, no person beneficially owned more than 5% of the outstanding shares of the Fund on the Record Date.

                 PROPOSAL 1 - NOMINEES FOR ELECTION AS TRUSTEES

Three Trustees are to be elected to serve on the Board of Trustees of the Fund (the "Board") until their successors have been elected and qualify for office. The nominees are: Raymond E. Doerr, Arnold Tennant and Jeffrey J. Unterreiner, who are all current Trustees of the Fund. (The other current Trustee, C. Martin Unterreiner, has informed the Board that he does not wish to continue as a Trustee.) The following table sets forth information about each of the nominees individually, concerning age, principal occupation, business experience for at least the past five years, and ownership of shares of the Fund.

Name

PRINCIPAL OCCUPATION AND OTHER INFORMATION

Jeffrey J. Unterreiner* Born: 1969	President, PROACTIVE Financial Services, Inc., the Proposed Adviser, since October 1994. President, PROACTIVE Money Management, Inc., the Manager, since July 1997. Shares owned: ___________
Raymond E. Doerr Born: 1922	Retired. Prior to November 1982, served as an Engineering Director for Monsanto Company, a chemical company. Shares owned: ___________
Arnold Tennant Born: 1940	President, Tennant Capital Management, Inc., an investment adviser, since May 1996. Representative, Clearing Services of America, a broker-dealer, from May 1996 to March 1999. Shares owned: _________

All current Trustees and officers of the Fund as a group owned shares of the Fund, which constituted approximately

% of its outstanding shares as of the Record Date.

*  Jeffrey J. Unterreiner is an "interested person" of the Trust by virtue of his positions with the Manager and the Proposed Adviser, and as President of the Trust's distributor.

The Fund has a standing audit committee of the Board of Trustees and does not have standing nominating or compensation committees. Messrs. Doerr and Tennant are the members of the audit committee. The audit committee met four times during the last fiscal year of the Fund and each member attended each meeting. The audit committee, which does not have a written charter, reviews the financial condition and the auditing of the financial statements of the Fund and recommends the selection of the Fund's independent public accountants.

TRUSTEE COMPENSATION

The members of the Board of Trustees who are not  "interested persons"  (as defined in the 1940 Act) of the Fund (the  "Independent Trustees") are paid an annual fee of $2,000, plus $500 for each meeting of the Board of Trustees attended. Each member of the Audit Committee is paid $375 per quarter and $375 for each Audit Committee meeting attended. Officers of the Fund are not paid compensation by the Fund for their work as officers and no fees are paid to any Interested Trustee for the performance of his duties. The Board held five meetings during the Fund’s fiscal year ended December 31, 2002 (the "2002 fiscal year") and all Trustees attended each meeting.

For the 2002 fiscal year the Independent Trustees received the following compensation:

Raymond E. Doerr

$7,000.00

Arnold Tennant

$7,000.00

Henry J. Bingham

$3,500.00

(Mr. Bingham is deceased.)

                  PROPOSAL 2 - INVESTMENT ADVISORY AGREEMENT

Proposal Overview

Since its inception the Fund has been managed and advised by Proactive Money Management, Inc. (the "Manager") pursuant to an investment advisory agreement dated May 6, 1996 (the "Current Agreement"), the continuance of which was last approved by the Board on May 10, 2002. The Manager is controlled by C. Martin Unterreiner, a Trustee of the Fund, and his wife, Janice B. Unterreiner, who are the parents of Jeffrey J. Unterreiner, another of the Fund's Trustees.

C. Martin Unterreiner served as the Fund's portfolio manager until August 9, 2002, at which time he resigned and was succeeded by Jeffrey J. Unterreiner. At that time, the Manager also advised the Board of the Fund that he it longer desired to provide investment management and related services to the Fund, but that the Current Agreement could remain in effect until the Trustees had found a replacement adviser. Jeffry J. Unterreiner proposed, and the Independent Trustees agreed, that he would provide ongoing services through Proactive Financial Services, Inc. (the "Proposed Adviser"), a company controlled by him which is also the Fund's distributor. This required first registering the Proposed Adviser as an investment adviser under the Investment Advisers Act of 1940. The Trustees approved this proposal and voted to retain the Proposed Adviser as the successor to the Manager, subject to shareholder approval and the Proposed Adviser's becoming a registered investment adviser.

On December 16, 2002 the Proposed Adviser filed with the Securities and Exchange Commission (the "SEC") an application for registration as an investment adviser. The Proposed Adviser (which had previously been a registered investment adviser) expects its registration to become effective with the SEC on or before January 31, 2003.

Board Consideration and Approval of Proposed Agreement

The Board, including the Independent Trustees, unanimously approved the Proposed Agreement at a meeting held on December 20, 2003.  In making its recommendation to adopt the Proposed Agreement, the Board considered a number of factors.  These factors were the recent performance of the Fund, C. Martin Unterreiner's having been succeeded as portfolio manager by Jeffrey J. Unterreiner, the Trustees' belief that Jeffrey J. Unterreiner was qualified to continue to serve as the fund's portfolio manager and that the Proposed Adviser was a qualified successor to the Manager. The Trustees noted in particular that, except for the identity of the corporation serving as investment adviser, there was to be no change whatsoever between the Current Agreement and the Proposed Agreement, including no change in the advisory fee to be paid by the Fund. (See "Expenses" below for a discussion of the extent to which the Proposed Adviser will continue the Manager's previous commitment to limit the total operating expenses of the Fund.)

After a discussion regarding the Proposed Agreement, the Board unanimously determined that it was in the best interest of the Fund’s shareholders to approve the Proposed Agreement and submit it, with a recommendation for approval, to the shareholders for vote at the Meeting.

Effective  Date of Proposed  Agreement.  If shareholders approve the Proposed Agreement and if the Proposed Adviser's registration with the SEC as an investment adviser becomes effective as anticipated, the Proposed Agreement will take effect on February 1, 2003.

The Current Agreement will by its terms continue in effect until May 10, 2003 unless earlier terminated upon the effectiveness of the Proposed Agreement. If the shareholders do not approve the Proposed Agreement, the Board will have to consider what action to take, which may include seeking a new investment adviser or liquidating the Fund.

A copy of the Proposed Agreement is attached as Exhibit A. It is identical to the Current Agreement except for the name of the investment adviser. The principal terms of both Agreements are described below.

Investment Advisory Agreement (Current and Proposed)

Pursuant to the Fund's investment advisory agreement, the adviser, subject to the supervision of the Fund’s Board of Trustees and in conformity with the stated objective and policies of the Fund, manages both the investment operations of the Fund and the composition of the Fund’s portfolio, including the purchase, retention, and disposition of securities.  In connection therewith, the adviser is obligated to keep certain books and records of the Fund.  The adviser also administers the Fund’s corporate affairs, and in connection therewith, furnishes the Fund with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Fund's custodian or transfer and disbursing agent.  The management services of the adviser are not exclusive under the terms of the agreement and the adviser is free to, and does, render management services to others.

The adviser may use its resources to pay expenses associated with the sale of the Fund’s shares.  This may include payments to parties such as banks or broker-dealers that provide shareholder support services or engage in the sale of the Fund’s shares. However, the Fund does not pay the adviser any separate fees for this service.

Each agreement provides for an initial term of two years and also provides that it is to remain in force thereafter only so long as renewal thereof is specifically approved at least annually by a majority of the Trustees or by vote of a majority of the issued and outstanding shares of the Fund, and in either case by vote of a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) at a meeting called for the purpose of voting on such renewal. The Current Agreement was most recently so approved by the Trustees on May 10, 2002.

The agreement provides that the adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the agreement relates except for a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty.  The agreement will terminate automatically if assigned and may be terminated without penalty at any time upon 60 days’ prior written notice by Majority Vote of the Fund, by the Trustees of the Fund, or by the adviser.

Advisory Fees

The adviser earns an annual fee, payable in monthly installments, from the Fund at the rate of 0.75% of the Fund’s first $500 million in average net assets and 0.65% of the Fund’s average net assets in excess of $500 million.

For the years ended December 31, 2002, 2001 and 2000, the Fund paid advisory fees to the present Manager totaling $

, $88,706 and $142,771, respectively.

Expenses

The Fund pays: the fees of the Trust’s independent auditors, legal counsel, custodian, transfer agent and accountants; insurance premiums; the fees and expenses of Trustees who do not receive compensation from the adviser; association dues; the cost of printing and mailing confirmations, prospectuses, proxies, proxy statements, notices and reports to existing shareholders; state registration fees; distribution expenses within the percentage limitations of the shares’ distribution and service plan, including the cost of printing and mailing of prospectuses and other materials incident to soliciting new accounts; and other miscellaneous expenses.

Expenses of the Fund also include all fees under its Accounting and Administrative Service Agreement; the expenses connected with the execution, recording and settlement of security transactions; fees and expenses of the Fund’s custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of preparing and mailing reports to investors and to government offices and commissions; expenses of meetings of investors and Trustees; the advisory fees payable to the adviser under the investment advisory agreement and other miscellaneous expenses.

The Manager and the Fund had an agreement whereby the Manager had agreed to reduce its fees and/or absorb expenses to limit the Fund’s total annual operating expenses to 2.40%.  The Manager has the right to terminate this agreement at its discretion. For the year ended December 31, 2002, the Manager reimbursed expenses totaling $

 in the Fund ($77,509 in 2001; $24,029 in 2000). If the Proposed Agreement is approved and implemented, the Proposed Adviser has agreed to assume responsibility for paying all expenses of the Fund (other than the advisory fee and a 1% distribution fee) in consideration for receiving a "universal services fee" equal to 0.65% of  the Fund's first $20 million in average net assets, 0.50% of average net assets between $20 million and $100 million, and 0.25% of average net assets over $100 million. As a result, at present and historic Fund asset levels, the effect would be to limit overall Fund expenses to 2.40%, the same as under the Current Agreement.

 Organization and Ownership of the Manager and the Proposed Adviser

PROACTIVE Money Management, Inc., the present Manager, was incorporated in January, 1980 and maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  The Manager is a wholly owned subsidiary of Security Research Associates, Inc., which is controlled by C. Martin Unterreiner and Janice B. Unterreiner, his wife, through the ownership of voting common stock.  The Manager’s officers and directors are: Jeffrey J. Unterreiner, President and a Director, C. Martin Unterreiner, Vice President and a Director, and Tonjua G. Donnelly, Administrative Vice President, Secretary/Treasurer and a Director.  Jeffrey J. Unterreiner is Chairman, President and a Trustee of the Trust.  C. Martin Unterreiner is Vice President and a Trustee of the Trust.  Tonjua G. Donnelly is the Treasurer of the Trust.

PROACTIVE Financial Services, Inc., the Proposed Adviser, was incorporated in October 1994 and also maintains its principal offices at 21 Hawk Ridge Circle, Lake Saint Louis, MO 63367.  Jeffrey J. Unterreiner owns all of its outstanding voting stock. Its officers and directors are: Jeffrey J. Unterreiner, President and a Director, and Tonjua G. Donnelly, Secretary, Treasurer and a Director. (Jeffrey J. Unterreiner is Chairman, President and a Trustee of the Trust.)

 THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE PROPOSED AGREEMENT AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSED AGREEMENT.

 By Order of the Board of Trustees

 Cynthia D. Stowers

Secretary

January 7, 2003